UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, Omega Protein Corporation, a Nevada corporation (the “Company”), entered into an employment agreement with Joseph E. Kadi, the Company’s Senior Vice President – Operations. The agreement provides for an annual base salary of $200,000, which is subject to increase (but not decrease) at the discretion of the Company. During the term of his employment, Mr. Kadi will be eligible to participate in the Company’s employee health and welfare plans, as well as the Company’s Executive Medical Plan, and will be entitled to use of a Company vehicle in accordance with Company policy. Mr. Kadi will also be reimbursed for business expenses and relocation expenses in accordance with Company policy.

In the event that Mr. Kadi’s employment is terminated other than due to death, disability, Cause (as defined in the Agreement) or Mr. Kadi’s voluntary resignation, Mr. Kadi will be entitled to receive a severance of twelve months continuation of his annual base salary and twelve months of health and welfare benefits under existing Company plans.

The agreement contains restrictions on Mr. Kadi’s use of any Company confidential information and also provides that Mr. Kadi may not accept employment or render assistance to the Company’s primary competitors for a three-year period after the date of termination.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On February 3, 2009, the Compensation Committee of the Company’s Board of Directors made the following grants of non-qualified options to purchase the Company’s common stock under the Company’s 2006 Incentive Plan and pursuant to the form of stock option agreement attached hereto as Exhibit 10.2:

Officer	Title	Number of Options
Joseph L. von Rosenberg III	Chairman of the Board, Chief Executive Officer and President	375,000
Robert W. Stockton	Executive Vice President and Chief Financial Officer	100,000
John D. Held	Executive Vice President, General Counsel and Secretary	100,000
J. Scott Herbert	Senior Vice President – Sales and Marketing	55,000
Joseph E. Kadi	Senior Vice President – Operations	12,500

These options vest annually in one-third increments, have a 10-year term, and have an exercise price of $4.02, the fair market value of the Company’s common stock on the date of grant.

The foregoing description of the stock option agreement does not purport to be complete and is qualified in its entirety by reference to the form of stock option agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1	Employment Agreement dated February 3, 2009 between the Company and Joseph E. Kadi.

10.2	Form of Stock Option Agreement dated February 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: February 5, 2009	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary